Exhibit 99.1

Apple Reports Third Quarter Results

Revenue Growth of 7 Percent and EPS Growth of 17 Percent

Services Revenue Hits All-Time Quarterly Record

CUPERTINO, California — August 1, 2017 — Apple® today announced financial results for its fiscal 2017 third quarter ended July 1, 2017. The Company posted quarterly revenue of $45.4 billion and quarterly earnings per diluted share of $1.67. These results compare to revenue of $42.4 billion and earnings per diluted share of $1.42 in the year-ago quarter. International sales accounted for 61 percent of the quarter’s revenue.

“With revenue up 7 percent year-over-year, we’re happy to report our third consecutive quarter of accelerating growth and an all-time quarterly record for Services revenue,” said Tim Cook, Apple’s CEO. “We hosted an incredibly successful Worldwide Developers Conference in June, and we’re very excited about the advances in iOS, macOS, watchOS and tvOS coming this fall.”

“We reported unit and revenue growth in all our product categories in the June quarter, driving 17 percent growth in earnings per share,” said Luca Maestri, Apple’s CFO. “We also returned $11.7 billion to investors during the quarter, bringing cumulative capital returns under our program to almost $223 billion.”

Apple is providing the following guidance for its fiscal 2017 fourth quarter:

•	revenue between $49 billion and $52 billion

•	gross margin between 37.5 percent and 38 percent

•	operating expenses between $6.7 billion and $6.8 billion

•	other income/(expense) of $500 million

•	tax rate of 25.5 percent

Apple’s board of directors has declared a cash dividend of $0.63 per share of the Company’s common stock. The dividend is payable on August 17, 2017 to shareholders of record as of the close of business on August 14, 2017.

Apple will provide live streaming of its Q3 2017 financial results conference call beginning at 2:00 p.m. PDT on August 1, 2017 at www.apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), tax rate, and plans for return of capital. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 24, 2016, its Form 10-Q for the fiscal quarter ended December 31, 2016, its Form 10-Q for the fiscal quarter ended April 1, 2017, and its Form 10-Q for the quarter ended July 1, 2017 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch and Apple TV. Apple’s four software platforms — iOS, macOS, watchOS and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contacts:
Nancy Paxton
Apple
paxton1@apple.com
(408) 974-5420

Joan Hoover
Apple
hoover1@apple.com
(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.

© 2017 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Nine Months Ended
	July 1, 2017	June 25, 2016	July 1, 2017	June 25, 2016
Net sales	$45,408	$42,358	$176,655	$168,787
Cost of sales (1)	27,920	26,252	108,400	102,337
Gross margin	17,488	16,106	68,255	66,450

Operating expenses:
Research and development (1)	2,937	2,560	8,584	7,475
Selling, general and administrative (1)	3,783	3,441	11,447	10,712
Total operating expenses	6,720	6,001	20,031	18,187

Operating income	10,768	10,105	48,224	48,263
Other income/(expense), net	540	364	1,948	921
Income before provision for income taxes	11,308	10,469	50,172	49,184
Provision for income taxes	2,591	2,673	12,535	12,511
Net income	$8,717	$7,796	$37,637	$36,673

Earnings per share:
Basic	$1.68	$1.43	$7.18	$6.66
Diluted	$1.67	$1.42	$7.14	$6.62

Shares used in computing earnings per share:
Basic	5,195,088	5,443,058	5,239,847	5,505,456
Diluted	5,233,499	5,472,781	5,274,394	5,535,931

Cash dividends declared per share	$0.63	$0.57	$1.77	$1.61

(1) Includes share-based compensation expense as follows:
Cost of sales	$216	$188	$662	$583
Research and development	$566	$479	$1,730	$1,413
Selling, general and administrative	$411	$387	$1,274	$1,184

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	July 1, 2017	September 24, 2016
ASSETS:
Current assets:
Cash and cash equivalents	$18,571	$20,484
Short-term marketable securities	58,188	46,671
Accounts receivable, less allowances of $55 and $53, respectively	12,399	15,754
Inventories	3,146	2,132
Vendor non-trade receivables	10,233	13,545
Other current assets	10,338	8,283
Total current assets	112,875	106,869

Long-term marketable securities	184,757	170,430
Property, plant and equipment, net	29,286	27,010
Goodwill	5,661	5,414
Acquired intangible assets, net	2,444	3,206
Other non-current assets	10,150	8,757
Total assets	$345,173	$321,686

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$31,915	$37,294
Accrued expenses	23,304	22,027
Deferred revenue	7,608	8,080
Commercial paper	11,980	8,105
Current portion of long-term debt	6,495	3,500
Total current liabilities	81,302	79,006

Deferred revenue, non-current	2,984	2,930
Long-term debt	89,864	75,427
Other non-current liabilities	38,598	36,074
Total liabilities	212,748	193,437

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 5,169,782 and 5,336,166 shares issued and outstanding, respectively	34,445	31,251
Retained earnings	98,525	96,364
Accumulated other comprehensive income/(loss)	(545)	634
Total shareholders’ equity	132,425	128,249
Total liabilities and shareholders’ equity	$345,173	$321,686

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Nine Months Ended
	July 1, 2017	June 25, 2016
Cash and cash equivalents, beginning of the period	$20,484	$21,120
Operating activities:
Net income	37,637	36,673
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	7,673	7,957
Share-based compensation expense	3,666	3,180
Deferred income tax expense	4,764	5,191
Other	(142)	419
Changes in operating assets and liabilities:
Accounts receivable, net	3,381	4,623
Inventories	(1,014)	518
Vendor non-trade receivables	3,312	6,166
Other current and non-current assets	(3,229)	1,049
Accounts payable	(5,212)	(9,567)
Deferred revenue	(418)	(1,148)
Other current and non-current liabilities	(2,476)	(5,363)
Cash generated by operating activities	47,942	49,698
Investing activities:
Purchases of marketable securities	(123,781)	(112,068)
Proceeds from maturities of marketable securities	19,347	14,915
Proceeds from sales of marketable securities	76,747	69,926
Payments made in connection with business acquisitions, net	(248)	(146)
Payments for acquisition of property, plant and equipment	(8,586)	(8,757)
Payments for acquisition of intangible assets	(209)	(753)
Payments for strategic investments, net	(87)	(1,376)
Other	313	(321)
Cash used in investing activities	(36,504)	(38,580)
Financing activities:
Proceeds from issuance of common stock	274	247
Excess tax benefits from equity awards	534	391
Payments for taxes related to net share settlement of equity awards	(1,646)	(1,361)
Payments for dividends and dividend equivalents	(9,499)	(9,058)
Repurchases of common stock	(25,105)	(23,696)
Proceeds from issuance of term debt, net	21,725	17,984
Repayments of term debt	(3,500)	(2,500)
Change in commercial paper, net	3,866	3,992
Cash used in financing activities	(13,351)	(14,001)
Increase/(Decrease) in cash and cash equivalents	(1,913)	(2,883)
Cash and cash equivalents, end of the period	$18,571	$18,237
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$9,752	$8,990
Cash paid for interest	$1,456	$892